EXHIBIT 21.1

LIST OF SUBSIDIARIES

NAME	STATE OF INCORPORATION
Concentra Akron, L.L.C.	Delaware
Concentra Arkansas, L.L.C. (d/b/a Concentra Medical Centers)	Delaware
Concentra Birmingham, L.L.C. (d/b/a Concentra Medical Centers)	Delaware
Concentra Health Services, Inc. (d/b/a Concentra Medical Centers)	Nevada
Concentra Integrated Services, Inc. (d/b/a Concentra Medical Examinations)	Massachusetts
Concentra Laboratory, L.L.C. (d/b/a Advanced Toxicology Network)	Delaware
Concentra Managed Care Business Trust	Massachusetts
Concentra Management Services, Inc.	Nevada
Concentra New Orleans, L.L.C. (d/b/a Concentra Medical Centers)	Delaware
Concentra Occupational Healthcare Harrisburg, L.P. (d/b/a Concentra Medical Centers)	Pennsylvania
Concentra Preferred Business Trust	Massachusetts
Concentra Preferred Systems, Inc.	Delaware
Concentra South Carolina, L.L.C. (d/b/a Concentra Medical Centers)	Delaware
Concentra St. Louis, L.L.C. (d/b/a Concentra Medical Centers)	Delaware
Concentra Vanderbilt, L.L.C. (d/b/a Concentra Medical Centers)	Delaware
Concentra Winston-Salem, L.L.C. (d/b/a Concentra Medical Centers)	Delaware
Concentra-UPMC, L.L.C (d/b/a Concentra Medical Centers)	Delaware
CRA Managed Care of Washington, Inc. (d/b/a Concentra Integrated Services)	Washington
CRA-MCO, Inc.	Nevada
First Notice Systems, Inc.	Delaware
Focus Healthcare Business Trust	Massachusetts
Focus Healthcare Management, Inc. (d/b/a Concentra Network Services)	Tennessee
HealthNetwork Systems LLC	Delaware
Managed Prescription Program Joint Venture	Arizona
Medical Network Systems LLC	Delaware
MetraComp, Inc.	Connecticut
National Healthcare Resources, Inc.	Delaware
NHR Washington, Inc.	Delaware
OccuCenters I, L.P. (d/b/a Concentra Medical Centers; Concentra)	Texas
Occupational Health Ventures, L.L.C (d/b/a Concentra Medical Centers)	Pennsylvania
OCI Holdings, Inc.(d/b/a Concentra Medical Centers)	Nevada
OHC of Oklahoma, L.L.C. (d/b/a Concentra Medical Centers)	Oklahoma
OnSite OccMed, P.A.	Texas
Tucson Occupational Medicine Partnership (d/b/a Concentra Medical Centers)	Arizona